EXHIBIT 99.1

Cinedigm Announces First Quarter Fiscal 2014 Financial Results

LOS ANGELES (August 13, 2013) - Cinedigm Digital Cinema Corp. (NASDAQ: CIDM) today announced financial results for the first quarter fiscal 2014 which ended June 30, 2013.

Highlights Include:

•	First quarter consolidated revenues were $19.6 million, compared with $20.9 million in the year ago quarter;
•	First quarter non-deployment revenues were $7.8 million, flat with the year ago quarter;
•	Entertainment revenues increased by 18% year-over-year to $3.3 million;
•	First quarter consolidated EBITDA was $9.0 million, compared with $13.5 million in the year ago quarter;
•
First quarter non-deployment EBITDA was $(2.4) million, compared with $0.8 million in the year ago quarter, including approximately $2.6 million of upfront expenses related to advances and marketing for our movie release slate;

•	Cinedigm now manages 12,349 VPF screens at 1,342 theatres with 340 exhibitor partners; and
•
Cinedigm has acquired 18 independent films to date. Five films were released in FY13, five more released in the 2014 first fiscal quarter and the company has plans to release seven more by the end of Fiscal 2014.

“From a financial results standpoint, it is important to note that we are where we planned to be this quarter and are on track to perform well the rest of the year,” said Chris McGurk, Chairman and CEO. “We continue to invest in our core businesses to take advantage of the huge growth opportunities the digital revolution has created.  New platforms, distribution outlets and viewing devices are driving an ever-increasing demand by consumers for film and episodic content.  Through our business investments, Cinedigm is moving aggressively to take advantage of the growth opportunities generated by this dynamic change in consumer viewing behavior.  We plan to harvest the financial rewards of these investments in the coming months and years.”

“We are right in the middle of our budgeted ramp up.  Since March, we have released 10 movies theatrically, acquired 676 titles for our library and expensed the upfront investments in related marketing and distribution costs.  In the fiscal first quarter alone, Cinedigm incurred $2.6 million of direct theatrical acquisition, marketing and releasing costs.  However, our financials reflect little of the significant revenues generated by these releases as they reach the profitable home entertainment markets,” added Adam Mizel, Chief Operating Officer and CFO.  “We already have secured VOD placements, DVD pre-orders and SVOD agreements for much of our content that will contribute to revenues and EBITDA beginning late in Q2 and most directly in the second half of our fiscal year.  As we have previously stated, we expect these distribution deals to drive a more than doubling of our entertainment revenues this year.”

Consolidated revenues (including Phase 1 DC and Phase 2 DC subsidiaries) in the first quarter were $19.6 million, a decrease of $1.3 million versus the prior year period.  Growth in revenues in the Entertainment group was more than offset by decreases in Deployment and Services revenues.   Phase 1 and Phase 2 Deployment revenues declined by $1.2 million for the three months ended June 30, 2013 due to four fewer releases by studios in the current fiscal quarter as compared to the prior year fiscal quarter.

First quarter non-deployment revenues (excluding Phase 1 DC and Phase 2 DC subsidiaries) were $7.8 million, flat with the year ago quarter.  Factors that affected this year’s results include lower results in Software reflecting (i) the delay of installations by several international exhibitors to later this fiscal year; (ii) an elongated go-live testing and conversion by a studio customer delaying revenue recognition into the fiscal second or third quarter; and (iii) recently closed new software sales expected to go-live later this fiscal year. These declines were offset by 18% year-over-year revenue growth in Entertainment, attributable to  strong organic growth in distribution fees earned from (i) recent acquisitions of distribution rights of home entertainment titles; (ii) expanded monetization of our library of over 20,000 movies and television episodes; and (iii) revenues from theatrical releases that have reached the home entertainment window.

Consolidated Adjusted EBITDA in the first quarter was $9.0 million, a decrease of $4.5 million versus the prior year quarter. Adjusted EBITDA from non-deployment businesses was a loss of $2.4 million during the quarter, declining from a profit of $0.8 million in the year ago quarter. This decline was primarily driven by (i) the impact of the $1.2 million reduction in deployment VPF revenues and (ii) the expensing of approximately $2.6 million of content distribution costs in advance of earning ancillary home entertainment revenues. In accordance with Generally Accepted Accounting Principles (GAAP), Cinedigm must recognize its upfront content acquisition and marketing expenses at the time of a theatrical release of a movie. Cinedigm expects to recover those expenses and earn fee-based profits over the ensuing 12-36 months from revenues earned on the distribution of the movie in the ancillary home entertainment markets. To date, Cinedigm has released 10 films, with seven more in the pipeline for the remainder of this fiscal year, and the financial results do not yet reflect the full revenues associated with those releases.

After adjusting for non-recurring items such as merger and acquisition expenses and benefit from income taxes during the prior year fiscal quarter, first quarter loss from continuing operations was $7.1 million or $0.15 per fully diluted share, versus a loss of $3.6 million, or $0.08 per fully diluted share in the prior year period.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation, merger and acquisition costs, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the

Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally accepted in the United States of America, or as a measure of liquidity.  In addition, EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on August 13, 2013. To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning August 13, 2013 at 7:30 p.m. EDT, through August 20, 2013 at 11:59 p.m. EDT. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 2910024.

About Cinedigm

Over the past decade, Cinedigm has led the digital distribution revolution that continues to transform the media landscape. In addition to its pioneering role in transitioning movie theatres from traditional film prints to digital distribution, Cinedigm continues to advance worldwide cinema modernization with its suite of software products allowing exhibitors and distributors to manage their newly digital businesses with efficiency, insight and certainty. And, as the leading distributor of independent content in the world, Cinedigm collaborates with producers and the exhibition community with unequalled transparency to market, source, curate and distribute quality content across all digital platforms to targeted and profitable audiences. Cinedigm is proud to distribute many Oscar®-nominated films including THE INVISIBLE WAR, HELL AND BACK AGAIN, GASLAND, WASTE LAND and PARADISE LOST 3: PURGATORY.

Current and upcoming CEG releases include Destin Daniel Cretton’s SHORT TERM 12, Godfrey Reggio’s VISITORS, Penny Lane’s OUR NIXON and Shaul Schwarz’s NARCO CULTURA.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com. [CIDM-F]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including

Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:

For more information:
Jill Newhouse Calcaterra
Cinedigm/CMO
jcalcaterra@cinedigm.com
310/466-5135

 CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	June 30, 2013	March 31, 2013
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$13,611	$13,448
Accounts receivable, net	34,798	31,695
Deferred costs, current portion	1,271	1,238
Unbilled revenue, current portion	6,949	9,989
Prepaid and other current assets	7,415	6,101
Note receivable, current portion	316	331
Total current assets	64,360	62,802

Restricted cash	6,753	6,751
Security deposits	218	218
Property and equipment, net	161,377	170,511
Intangible assets, net	12,423	12,848
Capitalized software costs, net	7,500	7,083
Goodwill	12,739	12,739
Deferred costs, net of current portion	7,683	7,396
Unbilled revenue, net of current portion	480	543
Accounts receivable, long-term	1,556	1,225
Note receivable, net of current portion	136	130
Investment in non-consolidated entity, net	560	1,812
Total assets	$275,785	$284,058

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	June 30, 2013	March 31, 2013
LIABILITIES AND STOCKHOLDERS’ DEFICIT	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$47,832	$40,320
Current portion of notes payable, non-recourse	34,466	34,447
Current portion of capital leases	132	132
Current portion of deferred revenue	3,664	3,900
Current portion of contingent consideration for business combination	1,500	1,500
Total current liabilities	87,594	80,299

Notes payable, non-recourse, net of current portion	195,305	203,462
Capital leases, net of current portion	4,355	4,386
Interest rate derivatives	131	544
Deferred revenue, net of current portion	10,563	10,931
Contingent consideration, net of current portion	1,787	1,750
Total liabilities	299,735	301,372
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at June 30, 2013 and March 31, 2013, respectively. Liquidation preference of $3,582	3,493	3,466
Class A common stock, $0.001 par value per share; 118,759,000 shares authorized; 48,506,281 and 48,448,137 shares issued and 48,455,281 and 48,396,697 shares outstanding at June 30, 2013 and March 31, 2013, respectively	48	48
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized and issued, 0 shares outstanding at June 30, 2013 and March 31, 2013	—	—
Additional paid-in capital	222,224	221,810
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(249,543)	(242,466)
Total stockholders’ deficit	(23,950)	(17,314)
Total liabilities and stockholders’ deficit	$275,785	$284,058

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2013	2012 (As Adjusted)
Revenues	$19,625	$20,904
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	4,491	2,435
Selling, general and administrative	7,123	5,893
Provision for doubtful accounts	62	76
Research and development	28	38
Merger and acquisition expenses	—	1,267
Depreciation and amortization of property and equipment	9,275	9,097
Amortization of intangible assets	425	158
Total operating expenses	21,404	18,964
(Loss) income from operations	(1,779)	1,940
Interest income	15	19
Interest expense	(4,934)	(7,477)
(Loss) income on investment in non-consolidated entity	(1,252)	31
Other income, net	133	198
Change in fair value of interest rate derivatives	829	421
Loss from continuing operations before benefit from income taxes	(6,988)	(4,868)
Benefit from income taxes	—	5,019
(Loss) income from continuing operations	(6,988)	151
Loss from discontinued operations	—	(284)
Net loss	(6,988)	(133)
Preferred stock dividends	(89)	(89)
Net loss attributable to common stockholders	$(7,077)	$(222)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.15)	$—
Loss from discontinued operations	—	(0.01)
	$(0.15)	$(0.01)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	48,357,020	45,119,838

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,
	2013	2012 (As Adjusted)
Cash flows from operating activities
Net loss	$(6,988)	$(133)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment and amortization of intangible assets	9,700	9,255
Amortization of capitalized software costs	314	250
Amortization of debt issuance costs	288	572
Provision for doubtful accounts	62	76
Stock-based compensation	737	791
Change in fair value of interest rate derivatives	(829)	(421)
Accretion and PIK interest expense added to note payable	472	2,456
Loss (income) on investment in non-consolidated entity	1,252	(31)
Benefit from deferred income taxes	—	(5,019)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(3,496)	1,346
Unbilled revenue	3,103	(1,310)
Prepaid expenses and other current assets	(1,314)	(1,930)
Other assets	(599)	(188)
Accounts payable and accrued expenses	7,216	(2,907)
Deferred revenue	(604)	(742)
Other liabilities	364	(95)
Net cash provided by operating activities	9,678	1,970
Cash flows from investing activities:
Purchase of New Video Group, Inc., net of cash acquired of $6,873	—	(3,127)
Purchases of property and equipment	(141)	(2,007)
Purchases of intangible assets	—	(9)
Additions to capitalized software costs	(731)	(776)
Sales/maturities of restricted available-for-sale investments	—	9,477
Restricted cash	(2)	—
Net cash (used in) provided by investing activities	(874)	3,558
Cash flows from financing activities:
Repayment of notes payable	(8,610)	(15,594)
Proceeds from notes payable	—	1,799
Principal payments on capital leases	(31)	(42)
Proceeds from issuance of Class A common stock	—	11,002
Costs associated with issuance of Class A common stock	—	(1,024)
Net cash used in financing activities	(8,641)	(3,859)
Net change in cash and cash equivalents	163	1,669
Cash and cash equivalents at beginning of period	13,448	17,843
Cash and cash equivalents at end of period	$13,611	$19,512

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Three Months Ended June 30,
($ in thousands)	2013	2012
Net loss from continuing operations before income taxes	$(6,988)	$(4,868)
Add Back:
Amortization of capitalized software costs	314	250
Depreciation and amortization of property and equipment	9,275	9,097
Amortization of intangible assets	425	158
Interest income	(15)	(19)
Interest expense	4,934	7,477
Income on investment in non-consolidated entity	1,252	(31)
Other income, net	(133)	(198)
Change in fair value of interest rate derivatives	(829)	(421)
Stock-based compensation	737	791
Non-recurring transaction expenses	—	1,267
Adjusted EBITDA	$8,972	$13,503

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(9,018)	(8,939)
Amortization of intangible assets	(13)	(13)
Income from operations	(2,338)	(4,644)
Intersegment services fees earned	6	918
Adjusted EBITDA from non-deployment businesses	$(2,391)	$825